Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Sbarro, Inc.

Melville, New York

We hereby consent to the inclusion of our report dated March 28, 2007, relating to the consolidated financial statements and schedule of Sbarro, Inc. for the year ended December 31, 2006, included in this Registration Statement on Form S-4.

/s/ BDO Seidman, LLP

Melville, New York

April 12, 2007